W.R. BERKLEY CORPORATION
165 MASON STREET, P.O. BOX 2518                          NEWS
GREENWICH, CONNECTICUT  06836-2518                       RELEASE
(203) 629-3000




FOR IMMEDIATE RELEASE                    CONTACT:   Eugene G. Ballard
                                                    Senior Vice President-
                                                    Chief Financial Officer
                                                       and Treasurer
                                                    203-629-3000


                       W.R. BERKLEY CORPORATION ANNOUNCES
               RESULTS OF OPERATIONS FOR THE FIRST QUARTER OF 2000


      GREENWICH, CT, APRIL 26, 2000 -- W.R. BERKLEY CORPORATION (NASDAQ: BKLY) today reported that revenues for the first quarter of 2000 increased 4 percent to $423 million from $408 million for the same period in 1999. Operating income for the first quarter of 2000 was $5.2 million, or 20 cents per diluted share, compared with $8.8 million, or 33 cents per diluted share, for the first quarter of 1999.

      Net income for the first quarter was $4.3 million, or 17 cents per diluted share, compared with a net loss of $1.3 million, or five cents per diluted share, for the 1999 period. Net income includes realized investment gains, restructuring charges and changes in accounting principles, which are not part of operating income.

      The first quarter of 2000 includes an after-tax restructuring charge of $1.2 million, or five cents per diluted share, related to the Company's reinsurance operations. As previously announced, the reinsurance segment is withdrawing from the Latin American and Caribbean market. The domestic reinsurance operations have also been restructured to focus on specialty reinsurance lines that are expected to produce higher underwriting margins, while de-emphasizing certain commodity-type lines.



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W.R. BERKLEY CORPORATION                                                 PAGE 2

In the first quarter of 1999, the Company reported an after-tax restructuring charge of $7.3 million, or 28 cents per diluted share, primarily related to the restructuring of its regional property casualty business.

      Commenting on the Company's results, William R. Berkley, Chairman and President, said: "The first quarter represents the start of our improving results. While the quarter was profitable, many of the operating and pricing changes are not visible simply by looking at the numbers. The regional businesses have continued to consolidate operations and increase prices, and their financial results should continue to improve through the balance of the year. Our reinsurance business has taken steps to eliminate unprofitable areas of business and to concentrate on areas where we can deliver value to our distribution network and customers. It is likely that our reinsurance volume will decline during the balance of the year as we refocus this business. The alternative markets group continued to perform satisfactorily with fine results from Midwest Employers Casualty and a very good quarter at Berkley Risk Administrators. Results from the specialty division were mixed, with Monitor Liability and Nautilus performing exceptionally well, Admiral doing satisfactorily and unacceptable financial results from Carolina Casualty. Our international operations in Argentina delivered double digit returns, and the Philippine business was slightly unprofitable. All of our business units are taking the actions necessary to achieve outstanding operating results.

      "Prices are increasing in most lines from seven to ten percent. Generally, price increases for commercial transportation and workers' compensation are substantially more, as they need to be. Unfortunately, it takes time for these price increases to be implemented, and once implemented it takes approximately five quarters before they are fully reflected in our financial results. We are moving in the right direction. The process is difficult and slower than we would like, in part because many of our



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W.R. BERKLEY CORPORATION                                                 PAGE 3


agents and brokers have never before participated in a period of increasing prices. We are committed to this path, and we anticipate continuing in this positive direction. We look forward to an improving balance of the year."

      W.R. Berkley Corporation is a holding company which, through its subsidiaries, operates in all segments of the property casualty insurance business. The operating units are grouped for management purposes into five segments according to market served: Regional Property Casualty Insurance, Reinsurance, Specialty Insurance, Alternative Markets and International.

                                      # # #

This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those related to the Company's performance for the year 2000, are based upon the Company's historical performance and on current plans, estimates and expectations. They are subject to various risks and uncertainties, including but not limited to the impact of competition, product demand and pricing, claims development, catastrophe and storm losses, investment results, legislative and regulatory developments and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause the Company's actual results for the 2000 fiscal year and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                       (See accompanying financial tables)


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W.R. BERKLEY CORPORATION                                                 PAGE 4

                                                             UNAUDITED
                                               FOR THE THREE MONTHS ENDED MARCH 31,
                                               ------------------------------------
                                                       2000              1999
                                                    ---------         ---------
Revenues:                                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

  Net premiums written                              $ 385,761         $ 380,584
  Change in unearned premiums                         (27,017)          (38,612)
                                                    ---------         ---------
    Premiums earned                                   358,744           341,972
  Net investment income                                46,928            45,994
  Management fees and
    Commissions                                        16,526            18,396
  Realized gains on investments                           468               728
  Other income                                            658               623
                                                    ---------         ---------
    Total revenues                                    423,324           407,713
Operating costs and expenses:
  Losses and loss expenses                            261,759           242,839
  Other operating costs
    And expenses                                      145,357           144,225
  Interest expense                                     12,493            12,805
  Restructuring charges                                 1,850            11,505
                                                    ---------         ---------
    Income (loss) before income taxes
      And minority interest                             1,865            (3,661)

Federal income tax benefit                              2,652             5,173
                                                    ---------         ---------

    Income before minority interest                     4,517             1,512

      Minority interest                                  (171)              960
                                                    ---------         ---------

    Net income before preferred dividends               4,346             2,472

Preferred dividends                                        --              (497)
                                                    ---------         ---------
    Net income attributable to common
     Stockholders before change in
     Accounting principle                               4,346             1,975
Cumulative effect of change in accounting
     Principle (net of taxes of $1,750)                    --            (3,250)
                                                    ---------         ---------
    Net income (loss) attributable
     To common stockholders                         $   4,346         $  (1,275)
                                                    =========         =========

Earnings per share:
  Basic                                             $     .17         $    (.05)
                                                    =========         =========
  Diluted                                           $     .17         $    (.05)
                                                    =========         =========
 Average shares outstanding:
  Basic                                                25,617            26,325
                                                    =========         =========
 Diluted                                               25,679            26,503
                                                    =========         =========

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W.R. BERKLEY CORPORATION                                                 PAGE 5


                ADDENDUM #1 TO PRESS RELEASE DATED APRIL 26, 2000
               OPERATING STATISTICS BY INSURANCE INDUSTRY SEGMENT
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                          UNAUDITED
                                              FOR THE THREE MONTHS ENDED MARCH 31,
                                                    2000               1999
                                                 ----------         ----------
 Regional Insurance:
  Net premiums written                           $  166,348         $  169,105
  Total revenues                                    179,927            178,674
  Pre-tax operating income (loss) (1)                 1,424               (569)
  Loss ratio                                           73.2%              71.7%
  Expense ratio                                        33.1%              35.4%
  Policyholders' dividend ratio                          .5%                .8%
  Combined ratio (2)                                  106.8%             107.9%
Reinsurance:
  Net premiums written                           $   70,360         $   78,392
  Total revenues                                     83,089             78,548
  Pre-tax operating income (1)                        6,093              3,213
  Loss ratio                                           71.1%              77.9%
  Expense ratio                                        34.6%              34.2%
  Combined ratio (2)                                  105.7%             112.1%
Specialty Insurance:
  Net premiums written                           $   68,262         $   68,937
  Total revenues                                     76,774             71,770
  Pre-tax operating income (1)                        3,918             13,377
  Loss ratio                                           78.3%              65.6%
  Expense ratio                                        33.2%              28.7%
  Combined ratio (2)                                  111.5%              94.3%
Alternative Markets:
  Net premiums written                           $   54,370         $   46,156
  Total revenues                                     57,199             54,527
  Pre-tax operating income (1)                        7,396              7,730
  Loss ratio                                           78.6%              70.4%
  Expense ratio                                        28.6%              27.2%
  Combined ratio (2)                                  107.2%              97.6%
International (3):
  Net premiums written                           $   26,421         $   17,994
  Total revenues                                     26,183             21,064
  Pre-tax operating income (loss) (1)                   915               (626)
  Loss ratio                                           55.5%              59.1%
  Expense ratio                                        40.9%              51.0%
  Combined ratio (2)                                   96.4%             110.1%
Combined:
  Net premiums written                           $  385,761         $  380,584
  Total revenues                                    423,172            404,583
  Pre-tax operating income (1)                       19,746             23,125
  Loss ratio                                           73.4%              70.9%
  Expense ratio                                        33.1%              33.8%
  Policyholders' dividend ratio                          .2%                .4%
  Combined ratio (2)                                  106.7%             105.1%

(1) Pre-tax operating income represents earnings before the effects of realized investment gains, restructuring charges and the effects of changes in accounting principles.

(2) Ratios are based on statutory accounting practices.

(3) International includes life insurance premiums of $8.3 million and $4.0 million for the three months ended March 31, 2000 and 1999, respectively. Life insurance is not included in the statutory ratios.
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W.R. BERKLEY CORPORATION                                                 PAGE 6


                ADDENDUM #2 TO PRESS RELEASE DATED APRIL 26, 2000
                            SUPPLEMENTARY INFORMATION
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                               UNAUDITED
                                                FOR THE THREE MONTHS ENDED MARCH  31,
                                                -------------------------------------
                                                         2000             1999
                                                       --------         --------
After-tax earnings (loss) amounts:
Operating income (1)                                   $  5,245         $  8,796
Restructuring charge (net of minority interest)          (1,203)          (7,294)
Cumulative effect of change in accounting                    --           (3,250)
Realized investment gains                                   304              473
                                                       --------         --------
    Net income (loss)                                  $  4,346         $ (1,275)
                                                       ========         ========

After-tax diluted earnings (loss) per share:
Operating income                                       $    .20         $    .33
Restructuring charge (net of minority interest)            (.05)            (.28)
Cumulative effect of change in accounting                    --             (.12)
Realized investment gains                                   .02              .02
                                                       --------         --------
    Net income (loss)                                  $    .17         $   (.05)
                                                       ========         ========

Cash flow from operations                              $  9,914         $ 19,740


                                                   MARCH 31,       DECEMBER 31,
BALANCE SHEET INFORMATION:                          2000              1999
                                                 ----------        ----------
Total investments (2)                            $3,017,861        $2,975,929
Total assets                                      4,857,450         4,784,791
Reserves for losses and loss expenses             2,398,711         2,361,238
Long-term debt                                      369,888           394,792
Capital Trust Securities                            198,137           198,126
Common Stockholders' equity                         598,348           591,778
Common shares outstanding                            25,617            25,617
Common Stockholders' equity per share (3)             23.36             23.10


(1) Operating income includes after-tax catastrophe losses of $5.2 million, or 20 cents per diluted share, for the first quarter of 2000 compared with $6.8 million, or 26 cents per diluted share, for the first quarter of 1999.

(2) Including trading account receivable from broker and clearing organizations and trading securities sold but not yet purchased.

(3) Included in the calculation of common stockholders' equity per share are after-tax unrealized investment losses of $38.9 million and $44.5 million as of March 31, 2000 and December 31, 1999, respectively.